UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

TAKUNG ART CO., LTD

(Exact name of Registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Office Q 11th Floor, Kings Wing Plaza 2

No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +8613020144962

Room 709 Tower 2, Admiralty Centre,

18 Harcourt Road, Admiralty, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Agreement and Plan of Merger

As previously disclosed, on December 15, 2022, Takung Art Co., Ltd. (the “Company”) and NFT Limited (“NFT”), a Cayman Islands exempted company and wholly owned subsidiary of the Company, entered into an amended and restated agreement and plan of merger (the “Merger Agreement”), pursuant to which the Company shall merge with and into NFT, with NFT continuing as the surviving entity (the “Redomicile”) effective on or around December 30, 2022 (the “Effective Time”).

On September 5, 2023, the Company and NFT entered into an amendment to the Merger Agreement (the “Amendment”), pursuant to which the Effective Time of the Redomicile was amended to be September 18, 2023 (the “New Effective Time”). On September 6, 2023, a certificate of merger (the “Merger Certificate”) with the New Effective Time was filed and registered with the Cayman Islands Registrar of Companies.

Item 3.03 Material Modification to Rights of Securities Holders.

Pursuant to the Merger Agreement, as amended by the Amendment, the Company will consummate the Redomicile on the New Effective Time. As a result of the Redomicile, the Company will merge with and into NFT, with NFT continuing as the surviving entity as a Cayman Islands exempted company. The memorandum and articles of association of NFT (the “Memorandum and Articles of Association”) shall become the governing instrument of the Company.

The Redomicile was approved by shareholders holding the majority of the outstanding shares of common stock of the Company on May 25, 2023.

As a result of the Redomicile, the Company’s CUSIP number was changed to G6363T107. The Redomicile did not result in any change in the Company’s, headquarters, business, management, location of any of its offices or facilities, number of employees, assets, liabilities or net worth. Management, including all directors and officers, remain the same as the management of the Company prior to the Redomicile and will assume identical positions with the Company. The Company’s common stock registered in the name of shareholders or which are beneficially owned through brokers will be converted into the right to receive an equal number of NFT’s Class A ordinary shares and such shares will be registered in such shareholder’s name (or broker’s name, as applicable) in NFT’s register of members upon completion of the merger, without any further action on the part of shareholders. If shareholders hold the Company’s common stock in certificated form, such stock certificates may be exchanged for new NFT share certificates promptly following the merger. All the Company stock certificates are requested to be returned to NFT’s transfer agent following the New Effective Time.

NFT’s Class A ordinary shares will be traded on the NYSE American under the symbol “MI” starting on the opening of trading on the New Effective Time.

On the New Effective Time, NFT will qualify as a “Foreign Private Issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Therefore, starting from the New Effective Time NFT will commence filing any required filings with the Securities and Exchange Commission as a foreign private issuer.

As a foreign private issuer, NFT is exempt from certain provisions applicable to United States public companies, including:

●	the requirement to file quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

●	the sections of the Exchange Act requiring our insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

In addition, as a foreign private issuer, NFT is permitted to follow certain home country corporate governance practices in lieu of certain NYSE American requirements. For example, NFT may follow home country practice with regard to certain corporate governance requirements, such as the composition of the board of directors and quorum requirements applicable to shareholders’ meetings.

The foregoing description of the Amendment and Merger Certificate is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment and Merger Certificate which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K (“Report”) and are incorporated herein by reference. The Memorandum and Articles of Association of NFT is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Amendment to Amended and Restated Agreement and Plan of Merger, dated September 5, 2023
2.2	Certificate of Merger, dated September 6, 2023
3.1	Memorandum and Articles of Association of NFT Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2023

Takung Art Co., Ltd

/s/ Kuangtao Wang
Name:	Kuangtao Wang
Title:	Chief Executive Officer

3